Exhibit 99.1

Broadwind Energy, Inc. Announces First Quarter 2013 Results

Solid Start to Year; Backlog Up Sharply

Highlights:

•                  Towers segment orders surged to $81 million during the quarter—Broadwind 3/31/13 backlog of $169 million, up 37% sequentially

•                  Q1 sales of $45.7 million, down 16% from prior-year quarter as Tower production gradually re-started following PTC renewal; Services revenue doubled from 2012

•                  Adjusted EBITDA of $1.3 million exceeds Management’s $1.0 million outlook; strong improvements in Towers and Services

•                  Operating line of credit balance rose to $6.2 million at 3/31/13; $13.8 million available under line

•                  Following quarter-end, total debt significantly reduced, as portion of net proceeds from sale of Brandon facility used to repay $3.5 million mortgage balance and pay off line of credit

Cicero, Ill., May 9, 2013— Broadwind Energy, Inc. (NASDAQ: BWEN) today reported sales of $45.7 million for the first quarter of 2013, a 16% decrease compared to $54.4 million in the first quarter of 2012. The decline reflected 15% lower tower section volume as well as $4.5 million lower steel content in towers shipped and reduced gearing sales, offset by increased services revenue, which was double the prior-year first quarter.

The Company reported a net loss from continuing operations of $4.8 million or $.34 per share in the first quarter of 2013, compared to a loss of $3.9 million or $.28 per share during the first quarter of 2012. The increased loss was primarily due to accelerated amortization expense associated with a customer intangible, and higher restructuring costs. The Company reported non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, share-based payments and restructuring) of $1.3 million during the first quarter of 2013, compared to $1.4 million during the first quarter of 2012.

Peter C. Duprey, president and chief executive officer, stated, “Our first-quarter performance was largely in line with our outlook. Our Towers segment’s profitability doubled from last year on lower volumes and the Services segment’s advance toward breakeven EBITDA offset weaker performance by our Gearing segment. Following the down-turn at the end of 2012, the Towers segment’s momentum that we anticipated on the heels of the PTC renewal and improved dynamics in the tower market is coming to fruition, as evidenced by the sharp increase in tower orders we’ve recently announced. We are close to filling our planned tower capacity for 2013 and have a solid start on bookings for 2014. In Gearing, the shift in our production mix from loose gearing to enclosed drives caused throughput issues in the quarter that we are resolving. We continue to work closely with our natural gas and mining customers to develop new product and service offerings during this period of weak demand in these markets.  Our facility consolidation is progressing well, and is on track for substantial completion by year-end. In Services, our performance was encouraging since the first quarter is that segment’s most seasonally challenging quarter. We continue to focus on further diversifying our customer mix and are introducing new product offerings to reduce turbine maintenance costs and maximize performance. Finally, during April, we completed a major objective of our footprint consolidation with the sale of our idle Brandon tower facility, which lowered our expense base and our debt, and provides added liquidity to support revenue growth.”

Orders and Backlog

The Company booked $91.9 million in net new orders during the first quarter of 2013, a $73.7 million increase from the prior-year quarter. Towers and Weldments orders, which vary considerably from quarter-to-quarter, totaled $80.5 million, representing the highest quarterly order activity for this segment in more than three years. First quarter net Gearing orders totaled $11.7 million, an 8% increase from the weak prior-year period, with increased demand for wind turbine replacement gearing offsetting some continued weakness in orders from natural gas and other industrial customers. Net orders for Services totaled $(.3) million compared to $5.0 million in the prior-year quarter, reflecting a cancellation of a $2.8 million order for industrial drivetrain assembly work, and weaker demand for field services, as a number of customers have insourced work during a period of low turbine construction activity.

At March 31, 2013, backlog totaled $169 million, up from $123 million at December 31, 2012.

Segment Results

Towers and Weldments

Broadwind Energy fabricates specialty weldments for wind, oil and gas, mining and other industrial applications, specializing in the production of wind turbine towers.

Towers and Weldments segment sales totaled $30.0 million in the first quarter of 2013, compared to $35.2 million in the first quarter of 2012, decreasing 15% from the prior-year quarter. Q1 2013 tower section volume was down 15% compared to the prior-year quarter and also included a greater mix of fabrication-only towers, which reduced reported revenues by $4.5 million on a comparable basis. These factors were partially offset by increased sales of industrial weldments. Consistent with the Company’s end market diversification strategy, weldments sales of $3.9 million more than doubled from the prior year. Non-GAAP adjusted EBITDA for the first quarter was $3.3 million in 2013, compared to $2.3 million in 2012. The increase was due primarily to a higher margin mix of towers, and improved labor productivity due to less variability in production. Towers and Weldments segment operating income for the first quarter of 2013 was $2.0 million, double the 2012 level of $1.0 million.

Gearing

Broadwind Energy engineers, builds and remanufactures precision gears and gearing systems for wind, oil and gas and mining applications.

Gearing segment sales totaled $10.7 million in the first quarter of 2013, compared to $16.0 million in the first quarter of 2012. The 33% decrease was due primarily to production delays related to the Company’s strategy to shift from loose gearing to enclosed drives, and due to lower industrial sales resulting from softer demand in these customers’ end markets. Gearing segment non-GAAP adjusted EBITDA for the first quarter of 2013 was $.1 million, decreasing from $1.8 million in the prior-year first quarter, due to lower volumes, partially offset by reductions in fixed costs and lower compensation, bad debt and other professional expenses. Gearing segment operating loss for the first quarter of 2013 was $2.9 million, compared to a loss of $1.1 million in 2012, and included the $.5 million impact of accelerating the amortization of customer intangibles, in addition to the factors described above.

Services

Broadwind Energy specializes in non-routine drivetrain and blade maintenance services. The Company also offers comprehensive installation support and field services to the wind industry.

Revenue from the Services segment was $7.5 million in the first quarter of 2013, compared with $3.4 million in the first quarter of 2012, an increase of $4.1 million. This increase was primarily the result of increased drivetrain service revenue, partially offset by lower blade maintenance and field service repair activity compared to the prior-year quarter. Non-GAAP adjusted EBITDA loss improved in the first quarter to near break-even, compared to a loss of $1.0 million in the prior year as a result of higher drivetrain service activity and lower operating expenses. Services segment operating loss decreased in the first quarter of 2013 to $.7 million, compared to a loss of $1.6 million in the first quarter of 2012, reflecting the factors described above.

Corporate and Other

Corporate and other expenses totaled $2.9 million in the first quarter of 2013, compared with $2.2 million in the first quarter of 2012. The increase in expense was primarily attributable to increased restructuring expense of $.5 million and increased professional fees.

Cash and Liquidity

During the quarter, operating working capital increased $1.9 million to $23.5 million or 13% of annualized first quarter 2013 sales. The increase from December 31, 2012 was due primarily to increases in inventory and in trade receivables as the Company built working capital to meet expanded tower demand.

The Company’s outstanding balance at March 31, 2013 on its $20 million line of credit was $6.2 million, and net debt was $14.3 million. Under the terms of this borrowing structure, cash balances remain at a minimum when the credit line is drawn. As a result, cash and equivalents totaled $.9 million at first quarter-end 2013. After quarter-end, the Company completed the sale of its idle Brandon tower facility, realizing net proceeds of $11.8 million, of which $3.5 million was used to repay the underlying mortgage debt.

About Broadwind Energy, Inc.
Broadwind Energy (NASDAQ: BWEN) applies decades of deep industrial expertise to innovate integrated solutions for customers in the energy and infrastructure markets. From gears and gearing systems for wind, oil and gas and mining applications to wind towers, to comprehensive remanufacturing of gearboxes and blades, to operations and maintenance services, and industrial weldments, we have solutions for the energy needs of the future. With facilities throughout the U.S., Broadwind Energy’s talented team of 800 employees is committed to helping customers maximize performance of their investments-quicker, easier and smarter. Find out more at www.bwen.com.

Forward-Looking Statements
This release includes various forward-looking statements related to future, not past, events. Statements in this release that are not historical are forward-looking statements. These statements are based on current expectations and we undertake no obligation to update these statements to reflect events or circumstances occurring after this release. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and our ability to diversify our customer base; the impact of competition and economic volatility on many of the industries in which we compete; our ability to realize revenue from customer orders and backlog; the impact of regulation on our end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working-capital; our restructuring plans and the associated cost-savings; our ability to preserve and utilize our tax net operating loss carry-forwards; and other risks and uncertainties described in our filings with the Securities and Exchange Commission.

BWEN INVESTOR CONTACT: Joni Konstantelos, 708.780.4819 joni.konstantelos@bwen.com

LHA — Jody Burfening/Carolyn Capaccio, 212.838.3777, ccapaccio@lhai.com

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	March 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$537	$516
Restricted cash	331	330
Accounts receivable, net of allowance for doubtful accounts of $298 and $453 as of March 31, 2013 and December 31, 2012, respectively	26,508	20,039
Inventories, net	30,052	21,988
Prepaid expenses and other current assets	4,184	3,836
Assets held for sale	8,039	8,042
Total current assets	69,651	54,751
Property and equipment, net	77,985	79,889
Intangible assets, net	6,790	7,454
Other assets	751	816
TOTAL ASSETS	$155,177	$142,910

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit and notes payable	$6,172	$955
Current maturities of long-term debt	330	352
Current portions of capital lease obligations	1,749	2,217
Accounts payable	24,880	16,377
Accrued liabilities	5,815	6,012
Customer deposits	8,212	4,063
Liabilities held for sale	3,609	3,860
Total current liabilities	50,767	33,836

LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	2,816	2,956
Long-term capital lease obligations, net of current portions	539	641
Other	2,240	2,169
Total long-term liabilities	5,595	5,766

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 14,357,053 and 14,197,792 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	14	14
Additional paid-in capital	374,171	373,605
Accumulated deficit	(275,370)	(270,311)
Total stockholders’ equity	98,815	103,308
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$155,177	$142,910

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,
	2013	2012

Revenues	$45,664	$54,443
Cost of sales	43,043	51,822
Restructuring	455	389
Gross profit	2,166	2,232

OPERATING EXPENSES:
Selling, general and administrative	5,396	5,883
Intangible amortization	665	215
Restructuring	601	75
Total operating expenses	6,662	6,173
Operating loss	(4,496)	(3,941)

OTHER (EXPENSE) INCOME, net:
Interest expense, net	(391)	(262)
Other, net	335	363
Restructuring	(275)	—
Total other (expense) income, net	(331)	101

Net loss from continuing operations before provision for income taxes	(4,827)	(3,840)
Provision for income taxes	22	20
LOSS FROM CONTINUING OPERATIONS	(4,849)	(3,860)
LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX	(210)	—
NET LOSS	$(5,059)	$(3,860)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:
Loss from continuing operations	$(0.34)	$(0.28)
Loss from discontinued operations	(0.01)	—
Net loss	$(0.35)	$(0.28)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and diluted	14,267	13,980

BROADWIND ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (IN THOUSANDS)

	Three Months Ended March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,059)	$(3,860)
Loss from discontinued operations	210	—
Loss from continuing operations	(4,849)	(3,860)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	3,986	3,950
Impairment charges	288	—
Stock-based compensation	427	665
Allowance for doubtful accounts	(154)	134
Common stock issued under defined contribution 401(k) plan	138	—
Loss on disposal of assets	15	23
Changes in operating assets and liabilities:
Accounts receivable	(6,314)	1,988
Inventories	(8,064)	(9,007)
Prepaid expenses and other current assets	(503)	932
Accounts payable	8,051	7,588
Accrued liabilities	(92)	(1,118)
Customer deposits	4,149	(2,729)
Other non-current assets and liabilities	82	35
Net cash used in operating activities of continuing operations	(2,840)	(1,399)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of logistics business and related note receivable	—	125
Purchases of property and equipment	(1,375)	(715)
Proceeds from disposals of property and equipment	4	6
Decrease in restricted cash	—	472
Net cash used in investing activities of continuing operations	(1,371)	(112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lines of credit and notes payable	(44,606)	(708)
Proceeds from lines of credit and notes payable	49,408	—
Principal payments on capital leases	(570)	(264)
Net cash provided by (used in) financing activities of continuing operations	4,232	(972)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21	(2,483)
CASH AND CASH EQUIVALENTS, beginning of the period	516	13,340
CASH AND CASH EQUIVALENTS, end of the period	$537	$10,857

BROADWIND ENERGY, INC. AND SUBSIDIARIES

SELECTED SEGMENT FINANCIAL INFORMATION

(IN THOUSANDS)

	Three Months Ended March 31
	2013	2012
	(unaudited)
REVENUES:
Towers and Weldments	$30,029	$35,169
Gearing	10,720	16,032
Services	7,484	3,442
Corporate and Other	(2,569)	(200)
Total revenues	$45,664	$54,443

OPERATING (LOSS) PROFIT:
Towers and Weldments	$2,002	$1,005
Gearing	(2,860)	(1,121)
Services	(702)	(1,623)
Corporate and Other	(2,936)	(2,202)
Total operating loss	$(4,496)	$(3,941)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company’s management believes that certain non-GAAP financial measures may provide users of this financial information with meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2013 and 2012. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

	Three Months Ended
	March 31,
Consolidated	2013	2012
	(unaudited)
Operating Loss	$(4,496)	$(3,941)
Depreciation	3,141	3,441
Amortization	665	215
Share-based compensation and other stock payments	624	850
Other Income	335	363
Restructuring Expense	1,056	464
Total Adjusted EBITDA (Non-GAAP)	$1,325	$1,392

	Three Months Ended March 31
Towers and Weldments Segment	2013	2012
	(unaudited)

Operating Profit	$2,002	$1,005
Depreciation	951	876
Share-based compensation and other stock payments	129	198
Other Income	159	187
Restructuring Expense	80	—
Total Adjusted EBITDA (Non-GAAP)	$3,321	$2,266

	Three Months Ended March 31
Gearing Segment	2013	2012
	(unaudited)
Operating Loss	$(2,860)	$(1,121)
Depreciation	1,866	2,163
Amortization	665	215
Share-based compensation and other stock payments	80	157
Other Income (Expense)	(15)	13
Restructuring Expense	401	407
Total Adjusted EBITDA (Non-GAAP)	137	1,834

	Three Months Ended March 31
Services Segment	2013	2012
	(unaudited)
Operating Loss	$(702)	$(1,623)
Depreciation	313	385
Share-based compensation and other stock payments	40	92
Other Income (Expense)	191	163
Restructuring Expense	119	46
Total Adjusted EBITDA (Non-GAAP)	$(39)	$(937)

	Three Months Ended March 31
Corporate and Other	2013	2012
	(unaudited)
Operating Loss	$(2,936)	$(2,202)
Depreciation	11	17
Share-based compensation and other stock payments	375	403
Other Income (Expense)	—	—
Restructuring Expense	456	11
Total Adjusted EBITDA (Non-GAAP)	$(2,094)	$(1,771)